Exhibit 10.1
THE MACERICH COMPANY
DEFERRED COMPENSATION PLAN
AMENDED AND RESTATED TRUST AGREEMENT

This Amended and Restated Trust Agreement (“Trust Agreement”) is made effective June 17, 2019 (the "Effective Date") by and between THE MACERICH COMPANY, a company incorporated under the laws of Maryland ("Company") and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Trustee"):

WHEREAS, the Company established this trust (the “Trust”) under the prior Trust Agreement made effective October 1, 2012, by and between the Company and Wilmington Trust, National Association (the “Prior Trustee”) and wishes to appoint Wells Fargo Bank, National Association, as successor Trustee to replace the Prior Trustee, and Trustee is willing to accept appointment as successor Trustee of the Trust under the terms of the Trust Agreement as amended herein;

WHEREAS, Company has adopted the nonqualified deferred compensation plans (hereinafter referred to as the “Plans”) as listed in Appendix A;

WHEREAS, Company has incurred or expects to incur liability under the terms of such Plans with respect to the individuals participating in such Plans;

WHEREAS, Company has established this Trust to contribute to the Trust assets that are held herein, subject to the claims of Company’s creditors in the event of Company’s Insolvency, as herein defined, for the purposes of paying benefits to Plan participants and their beneficiaries in such manner and at such times as specified in the Plans;

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended;

WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1. Establishment of Trust

The Macerich Company -Deferred Compensation Plan - Amended And Restated Trust Agreement

(a) Company hereby transfers to and deposits with Trustee in trust the existing Trust assets, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

(b) The Trust hereby established shall be irrevocable.

(c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

(e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

Section 2. Payments to Plan Participants and Their Beneficiaries

(a) Company shall deliver to Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with the Payment Schedule. In accordance with the terms of its fee schedule, Trustee shall make provision for the reporting and withholding of any federal or state taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

(b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plans shall be determined by Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

The Macerich Company -Deferred Compensation Plan - Amended And Restated Trust Agreement

(c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Either directly or through the Recordkeeper (as defined in Section 7), Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Plan participants or their beneficiaries. If Company makes payments according to this subsection, Company shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities. If the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan as reflected on the Payment Schedule or as otherwise directed by Company or its designee, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient to make payments as directed.

Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company is Insolvent.

(a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if Company is Insolvent. Company shall be considered “Insolvent” for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

(1) The Board of Directors of Company (the “Board”) and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company’s Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

(2) Unless Trustee has actual knowledge of Company’s Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company’s solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company’s solvency.

(3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company’s general creditors, making only such distributions as may be directed by a court administering a preceding under the United States Bankruptcy Code. Accordingly, the Company shall not create a security interest in

The Macerich Company -Deferred Compensation Plan - Amended And Restated Trust Agreement

the Trust assets in favor of the Participants or any creditor. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plans or otherwise.

(4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

(c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4. Payments to Company.

Except as provided in Section 3 hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payments of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans; provided, however, that in the event the Trust holds Excess Assets, Company, at its option, may direct Trustee in writing to return to Company, or to divert to others, any of the Excess Assets of the Trust, and upon such direction Trustee shall return or divert such Excess Assets as directed. Any such direction shall include a certification by Company of the amount of Excess Assets then held in the Trust. Trustee may rely on such certification and shall have no obligation for otherwise verifying the amount of any Excess Assets. For this purpose, “Excess Assets” means the assets of the Trust that exceed one hundred twenty-five percent (125%) of the sum of the aggregate liabilities to Plan participants and their beneficiaries pursuant to the terms of the Plans. Additionally, Company may request reimbursement from the Trust for any amounts paid directly by Company to Plan participants pursuant to Section 2(c) hereof by providing a certification of the amounts paid and satisfactory evidence of such payments to Trustee, and upon such request Trustee shall pay such amounts to Company from the Trust. Trustee may rely on such certification and evidence and shall have no obligation for otherwise verifying payment to the Plan participants.

Section 5. Investment Authority.

(a) The Company shall, subject to this Section, direct the Trustee with respect to investments.

(1)    The Company may direct the Trustee to segregate all or a portion of the Trust in a separate investment account or accounts and may appoint one or more

The Macerich Company -Deferred Compensation Plan - Amended And Restated Trust Agreement

investment managers and/or an investment committee established by the Company to direct the investment and reinvestment of each such investment account or accounts.

(2)    Thereafter the Trustee shall make every sale or investment with respect to such investment account as directed in writing by the investment manager or investment committee. It shall be the duty of the Trustee to act strictly in accordance with each direction. The Trustee shall be under no duty to question any such direction of the investment manager or investment committee, to review any securities or other property held in such investment account or accounts acquired by it pursuant to such directions or to make any recommendations to the investment managers or investment committee with respect to such securities or other property.

(3)    Notwithstanding the foregoing, the Trustee, without obtaining prior approval or direction from an investment manager or investment committee, shall invest cash balances held by it from time to time in short term cash equivalents including, but not limited to, through the medium of any short term fund established and maintained by the Trustee subject to the instrument establishing such trust fund, U.S. Treasury Bills, commercial paper (including such forms of commercial paper as may be available through the Trustee’s Trust Department), certificates of deposit (including certificates issued by the Trustee in its separate corporate capacity), and similar type securities, with a maturity not to exceed one year; and, furthermore, sell such short term investments as may be necessary to carry out the instructions of an investment manager or investment committee regarding more permanent type investment and directed distributions.

(b)    The Company shall have, in its sole discretion, the authority and the power to direct the Trustee in investing and reinvesting the Trust:

(1)    To invest and reinvest in any readily marketable common and preferred stocks (including any stock or security of the Company), bonds, notes, debentures (including convertible stocks and securities but not including any stock or security of the Trustee other than a de minimus amount held in a mutual fund), certificates of deposit or demand or time deposits (including any such deposits with the Trustee), limited partnerships or limited liability companies, private placements and shares of investment companies, and mutual funds, without being limited to the classes or property in which the Trustee is authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Trust. Without limitation, the Trustee may invest the Trust in any investment company (including any investment company or companies for which Wells Fargo Bank, National Association or an affiliated company acts as the investment advisor) or, any insurance contract or contracts issued by an insurance company or companies in each case as the Trustee may determine provided that the Trustee may in its sole discretion keep such portion of the Trust in cash or cash balances for such reasonable periods as may from time to time be deemed advisable pending investment or in order to meet contemplated payments of benefits;

The Macerich Company -Deferred Compensation Plan - Amended And Restated Trust Agreement

(2)    To invest and reinvest all or any portion of the Trust collectively through the medium of any proprietary mutual fund that may be established and maintained by the Trustee;

(3)    To commingle for investment purposes all or any portion of the Trust with assets of any other similar trust or trusts established by the Company with the Trustee for the purpose of safeguarding deferred compensation or retirement income benefits of its employees and/or directors;

(4)    To retain any property at any time received by the Trustee;

(5)    To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

(6)    To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

(7)    To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof for any assessments levied with respect to any such property to be deposited;

(8)    To extend the time of payment of any obligation held by it;

(9)    To hold uninvested any moneys received by it, without liability for interest thereon, but only in anticipation of payments due for investments, reinvestments, expenses or disbursements;

(10)    To exercise any and all voting rights associated with Trust assets, give proxies, participate in any voting trusts, mergers, consolidations or liquidations, tender shares and exercise stock subscription or conversion rights;

(11)    For the purposes of the Trust, to borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;

(12)    To employ suitable contractors and counsel, who may be counsel to the Company or to the Trustee, and to pay their reasonable expenses and compensation from the Trust to the extent not paid by the Company;

The Macerich Company -Deferred Compensation Plan - Amended And Restated Trust Agreement

(13)    To register investments in its own name or in the name of a nominee; and to combine certificates representing securities with certificates of the same issue held by it in other fiduciary capacities or to deposit or to arrange for the deposit of such securities with any depository, even though, when so deposited, such securities may be held in the name of the nominee of such depository with other securities deposited therewith by other persons, or to deposit or to arrange for the deposit of any securities issued or guaranteed by the United States government, or any agency or instrumentality thereof, including securities evidenced by book entries rather than by certificates, with the United States Department of the Treasury or a Federal Reserve Bank, even though, when so deposited, such securities may not be held separate from securities deposited therein by other persons; provided, however, that no securities held in the Trust shall be deposited with the United States Department of the Treasury or a Federal Reserve Bank or other depository in the same account as any individual property of the Trustee, and provided, further, that the books and records of the Trustee shall at all times show that all such securities are part of the Trust;

(14)    To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;

(15)    To hold any other class of assets which may be contributed by the Company and     that is deemed reasonable by the Trustee, unless expressly prohibited herein;

(16)    To loan any securities at any time held by it to brokers or dealers upon such security as may be deemed advisable, and during the terms of any such loan to permit the loaned securities to be transferred into the name of and voted by the borrower or others; and

(17)    Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Trust.

(c)    The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets (other than securities issued by the Trustee or the Company) of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

(d)    The Trustee shall neither be liable nor responsible for any loss resulting to the Trust by reason of any sale or purchase of an investment directed by the Company, an investment manager or investment committee nor by reason of the failure to take any action with respect to

The Macerich Company -Deferred Compensation Plan - Amended And Restated Trust Agreement

any investment which was acquired pursuant to any such direction in the absence of further directions of the Company, such investment manager or investment committee.

(1)    Notwithstanding anything in this Trust Agreement to the contrary, the Trustee shall be indemnified and saved harmless by the Company from and against any and all personal liability to which the Trustee may be subjected by carrying out any directions of the Company, an investment manager or investment committee issued pursuant hereto or for failure to act in the absence of directions of the Company, investment manager or investment committee including all expenses reasonably incurred in its defense in the event the Company fails to provide such defense; provided, however, the Trustee shall not be so indemnified if it participates knowingly in, or knowingly undertakes to conceal, an act or omission of the Company, an investment manager or investment committee, having actual knowledge that such act or omission is a breach of a fiduciary duty; provided further, however, that the Trustee shall not be deemed to have knowingly participated in or knowingly undertaken to conceal an act or omission of the Company, an investment manager or investment committee with knowledge that such act or omission was a breach of fiduciary duty by merely complying with directions of the Company, an investment manager or investment committee or for failure to act in the absence of directions of the Company, an investment manager or investment committee. The Trustee may rely upon any order, certificate, notice, direction or other documentary confirmation purporting to have been issued by the Company, investment manager or investment committee which the Trustee reasonably believes to be genuine and to have been issued by the Company, investment manager or investment committee. The Trustee shall not be charged with knowledge of the termination of the appointment of any investment manager or investment committee until it receives written notice thereof from the Company.

(2)    In no event shall the trustee invest in securities (including stock or rights to acquire stock) or obligation issued by Company, other than a de minimis amount held in common investment vehicles in which the Trustee invests.

(3)    All rights associated with any investment held by the Trust, including but not limited to, exercising or voting of proxies, in person or by general or limited proxy, shall be in accordance with and as directed in writing by the Company or its authorized representative.

Section 6. Disposition of Income

During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 7. Accounting by Trustee

The Macerich Company -Deferred Compensation Plan - Amended And Restated Trust Agreement

(a)    The Trustee shall keep accurate records and accounts of all investments, receipts, and disbursements, and other transactions hereunder. As soon as reasonably practicable following the close of each annual accounting period of the Trust, and as soon as reasonably practicable after the resignation or removal of a Trustee has become effective, the Trustee shall file with the Company a written or electronic account setting forth all investments, receipts, disbursements, and other transactions effected by it during such year, or during the part of the year to the date the resignation or removal is effective, as the case may be, and containing a description of all securities purchased and sold, the cost or net proceeds of sale, the securities and investments held at the end of such period, and the cost of each item thereof as carried on the books of the Trustee. If the fair market value of an asset in the Fund is not available when necessary for accounting or reporting purposes, the fair value of the asset shall be determined in good faith by the Company, assuming an orderly liquidation at the time of such determination. If there is a disagreement between the Trustee and anyone as to any act or transaction reported in an accounting, the Trustee shall have the right to have its account settled by a court of competent jurisdiction. At the direction of the Company, the Trustee shall be entitled to hold and to commingle the assets of the Trust in one Fund for investment purposes and may create one or more sub-accounts.

(b)    Upon the expiration of one hundred twenty (120) days from the date of filing such annual or other account, the Trustee shall be forever released and discharged from any liability or accountability to anyone with respect to the propriety of its acts or transactions shown in such account except with respect to any acts or transactions as to which the Company shall within such 120-day period file with the Trustee a written statement claiming negligence, willful misconduct or lack of good faith on the part of the Trustee. Neither Company, any participant nor any other person shall be entitled to any additional or different accounting by Trustee and Trustee shall not be compelled to file in any court any additional or different accounting. For purposes of regulations promulgated by the FDIC, Trustee’s account statements shall be sufficient information concerning securities transactions effected for the Trust, provided that Company, upon written request, shall have the right to receive at no additional cost written confirmations of such securities transactions, which shall be mailed or otherwise furnished by Trustee within the timeframe required by applicable regulations.

(c)     The Trustee shall retain its records relating to the Trust as long as necessary for the proper administration thereof and at least for any period required by applicable law.

Section 8. Responsibility of Trustee.

(a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company or an investment manager duly appointed by Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in

The Macerich Company -Deferred Compensation Plan - Amended And Restated Trust Agreement

writing by Company or such investment manager. In the event of a dispute between Company and a third party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b) If Trustee undertakes or defends any litigation arising in connection with this Trust in the name of or on behalf of the Trust, Company agrees to indemnify Trustee against Trustee’s costs, expenses and liabilities (including, without limitation, reasonable attorneys’ fees and expenses) relating thereto and to be primarily liable for such payments, except to the extent the litigation is the result of Trustee’s action or inaction for which it is not entitled to indemnification pursuant to Section 9. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust. In no event shall Trustee have any liability or responsibility to undertake, defend or continue any litigation in the name of or on behalf of the Trust unless payment of related fees and expenses is ensured to the reasonable satisfaction of Trustee.

(c) Trustee, at the expense of the Trust or Company, may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

(d) Trustee, at the expense of the Trust or Company, may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

(e) Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

(f) However, notwithstanding the provisions of Section 8(e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

(g) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

(h) Trustee shall have no responsibility or liability respect to: (i) the truth or accuracy of any representation or warranty made in any application or related document provided to the insurer in connection with the issuance or renewal of any insurance policies or insurance contracts, including any representation that the person on whose life an application is being made is eligible to have a contract issued on his or her life; (ii) the selection or monitoring (ongoing or periodic) of any insurance policies or insurance contracts held in the Trust or the insurers issuing

The Macerich Company -Deferred Compensation Plan - Amended And Restated Trust Agreement

such policies or contracts; (iii) the payment of premiums with respect to such policies or contracts; or (iv) the exercise of any rights relating to any such policies or contracts except as directed in writing by Company.

(i) Trustee shall have no duty or responsibility not expressly set forth in this Trust Agreement. By way of example, but without limiting the matters subject to the foregoing sentence, Trustee shall have no responsibility with respect to the administration or interpretation of the Plan, payment of Plan benefits other than from the assets of the Trust, (if agreed to pursuant to the fee schedule) the withholding, remitting, or reporting to taxing authorities of taxes other than from payments made with Trust assets to Plan participants and other than as directed by Company, or maintaining participant records with respect to the Plan.

Section 9. Compensation and Expenses of Trustee.

(a) Company shall pay all administrative and Trustee’s fees and expenses. If not so paid in a timely manner, Trustee shall be entitled to deduct such fees and expenses from the Trust.

(b) To the extent permitted by applicable law, Company shall indemnify and hold Trustee harmless from and against any and all losses, costs, damages and expenses (including attorney’s fees and disbursements) of any kind or nature (collectively, “Losses”) imposed on or incurred by Trustee by reason of its service pursuant to this Trust Agreement, including any Losses arising out of any threatened, pending or completed claim, action, suit or proceeding, except to the extent such Losses are caused by the gross negligence, willful misconduct, or bad faith of Trustee. To the extent not paid by Company, Trustee shall be entitled to deduct such amounts from the Trust.

(c) The provisions of Section 9(b) shall survive termination of this Trust Agreement.

Section 10. Resignation and Removal of Trustee.

(a) Trustee may resign at any time by written notice to Company, which shall be effective thirty (30) days after receipt of such notice unless Company and Trustee agree otherwise.

(b) Trustee may be removed by Company on thirty (30) days notice or upon shorter notice accepted by Trustee.

(c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. To the extent possible, the transfer shall be completed within thirty (30) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

(d) If Trustee resigns or is removed, a successor Trustee shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under this

The Macerich Company -Deferred Compensation Plan - Amended And Restated Trust Agreement

section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11. Appointment of Successor.

(a) If Trustee resigns or is removed in accordance with Section 10, other than within two (2) years following a Change in Control (as defined below), Company may appoint any third party, including any individual, bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal.

(b) If Trustee resigns or is removed in accordance with Section 10 within two (2) years following a Change in Control (as defined below), the three (3) Plan participants with the largest Plan accounts (aggregated among all of the Plans) shall select a successor Trustee by majority vote, which successor Trustee shall be a bank trust department or other corporate entity that has been granted corporate trustee powers under applicable state law. Company shall be responsible for communicating with and securing such vote from such participants and shall provide satisfactory evidence of the same to Trustee.

(c) The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument(s) necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

(d) A successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 5, 7 and 8 hereof. The successor Trustee shall not be responsible for, and Company shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Section 12. Amendment or Termination.

(a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable.

(b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans; provided that Company may terminate this Trust prior to such date upon written approval of all participants and beneficiaries with Plan accounts. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

The Macerich Company -Deferred Compensation Plan - Amended And Restated Trust Agreement

Section 13. Miscellaneous.

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(d) Trustee represents that it qualifies for FDIC prorata worth pass-through insurance coverage in accordance with the standards set forth in applicable federal law and FDIC insurance regulations. If Trustee fails at any time in the future to so qualify for prorata worth pass-through insurance coverage, it will promptly notify Company in the event that such disqualification would affect the Trust account.

(e) In no event will Trustee have any obligation to provide, and in no event will Trustee provide, any legal, tax, accounting, audit or other advice to Company with respect to the Plans or this Trust. Company acknowledges that it will rely exclusively on the advice of its accountants and/or attorneys with respect to all legal, tax, accounting, audit and other advice required or desired by Company with respect to the Plans and this Trust. Company acknowledges that Trustee has not made any representations of any kind, and will not make any representations of any kind, concerning the legal, tax, accounting, audit or other treatment of the Plans or this Trust.

(f) Company acknowledges that Trustee is not an advisor concerning or a promoter with respect to the Plan or the Trust, but merely is a service provider offering the Trust services expressly set forth in this Trust Agreement. In particular, Company acknowledges that Trustee is not a joint venture or partner with Company’s accountants, auditors, consultants or with any other party, with respect to the Plan or this Trust, and that Trustee and Company’s accountants, auditors and consultants at all times remain independent parties dealing at arm’s length, and independently, with each other and with Company.

(g) Trustee shall have no liability for any losses arising out of delays in performing the services which it renders under this Trust Agreement which result from events beyond its control, including without limitation, interruption of the business of Trustee due to acts of God, acts of governmental authority, acts of war, riots, civil commotions, insurrections, labor difficulties (including, but not limited to, strikes and other work slippages due to slow-downs), or any action of any courier or utility, mechanical or other malfunction, or electronic interruption.

The Macerich Company -Deferred Compensation Plan - Amended And Restated Trust Agreement

(h) For purposes of this Trust Agreement, Change in Control shall mean the first occurrence of any of the following events on or after January 1, 2013:

(i)
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (such individual, entity, or group, a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of stock possessing 33% or more of the combined voting power of the then-outstanding voting securities of Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control; (A) any acquisition directly from Company or any affiliate or successor of Company, (B) any acquisition by Company or any affiliate or successor of Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Company or any affiliate or successor of Company, or (D) any acquisition by a Person having beneficial ownership of more than 50% of the Outstanding Company Voting Securities prior to the acquisition;

(ii)
individuals who, as of any date (the “Initial Date”) on or after the January 1, 2013, constitute the Board (the “Incumbent Board”) cease for any reason, at any time within 12 months following the Initial Date, to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Initial Date whose election, or nomination for election by the stockholders of Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board;

(iii)
consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Company or any of its subsidiaries, or the acquisition of assets or stock of another entity by Company or any of its subsidiaries (each, a “Business Combination”), in each case if, following such Business Combination, any Person (excluding any entity resulting from such Business Combination or a parent of any such entity or any employee benefit plan (or related trust) of Company or such entity resulting from such Business Combination or parent of any such entity) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 50% existed prior to the Business Combination; or

(iv)
consummation of a sale or other disposition of all or substantially all of the assets of Company (an “Asset Transfer”), other than a transfer to (A) one or more of the beneficial owners (immediately before the Asset Transfer) of the then-outstanding shares of stock of Company (“Outstanding Company Stock”) in exchange for or with respect to such Outstanding Company Stock of such beneficial owners, or (B) an

The Macerich Company -Deferred Compensation Plan - Amended And Restated Trust Agreement

entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by Company, or (C) a Person that owns, directly or indirectly, 50% or more of the total value or voting power of the Outstanding Company Stock, or (D) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by a Person described in the preceding clause (C).
Each event comprising a Change in Control is intended to constitute a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of Company as such terms are defined for purposes of Section 409A of the Code and such definition of “Change in Control” as used herein shall be interpreted consistently therewith.

(i) The Board as constituted immediately prior to the consummation of a Change in Control and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of the occurrence of a Change in Control. Trustee may rely exclusively on this writing and shall have no duty to inquire whether a Change in Control has taken place or to make any determination as to whether a Change in Control has occurred.

(j) Any business entity into which Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which Trustee shall be a party, or any entity succeeding to or receiving by assignment all or substantially all of the corporate trust business of Trustee, shall be the successor of Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(k) Company represents and warrants that the Plan and the administration thereof comply with applicable law and shall continue to be in compliance therewith.

(l) If a provision of this Trust Agreement requires that a communication or document be provided to the Trustee in writing or written form, that requirement may also be satisfied by a facsimile transmission, electronic mail or other electronic transmission of text (including electronic records attached thereto), if the Trustee reasonably believes such communication or document has been signed, sent or presented (as applicable) by any person or entity authorized to act on behalf of the Company. Any electronic mail or other electronic transmission of text will be deemed signed by the sender if the sender’s name or electronic address appears as part of, or is transmitted with, the electronic record. The Trustee will not incur any liability to anyone resulting from actions taken in good faith reliance on such communication or document. Nor shall the Trustee incur any liability in executing instructions from any person or entity authorized to act on behalf of the Company prior to receipt by it of notice of the revocation of the written authority of such person or entity.

Section 14. Confidentiality.

This Trust Agreement and certain information relating to the Trust is "Confidential Information" pursuant to applicable federal and state law, and as such it shall be maintained in

The Macerich Company -Deferred Compensation Plan - Amended And Restated Trust Agreement

confidence and not disclosed, used or duplicated, except as described in this Section. If it is necessary for the Trustee to disclose Confidential Information to a third party in order to perform the Trustee's duties hereunder and the Company has authorized the Trustee to do so, the Trustee shall disclose only such Confidential Information as is necessary for such third party to perform its obligations to the Trustee and shall, before such disclosure is made, ensure that said third party understands and agrees to the confidentiality obligations set forth herein. The Trustee and the Company shall maintain appropriate information security programs and adequate administrative and physical safeguards to prevent the unauthorized disclosure, misuse, alteration or destruction of Confidential Information, and shall inform the other party as soon as possible of any security breach or other incident involving possible unauthorized disclosure of or access to Confidential Information. Confidential Information shall be returned to the disclosing party upon request. Confidential Information does not include information that is generally known or available to the public or that is not treated as confidential by the disclosing party, provided, however, that this exception shall not apply to any publicly available information to the extent that the disclosure or sharing of the information by one or both parties is subject to any limitation, restriction, consent, or notification requirement under any applicable federal or state information privacy law or regulation. If the receiving party is required by law, according to the advice of competent counsel, to disclose Confidential Information, the receiving party may do so without breaching this Section, but shall first, if feasible and legally permissible, provide the disclosing party with prompt notice of such pending disclosure so that the disclosing party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section.

15. Covenants Regarding Successor Trustee.

(a) In consideration of the agreement herein of successor Trustee to become Trustee of the Trust, Company understands and agrees the successor Trustee shall have no obligation, duty or liability with respect to any period of time prior to its becoming successor Trustee;

(i)     to determine whether any claims, losses or damages exist with respect to the Trust, or

(ii)    to pursue or take any action with respect to any claims, losses or damages which exist with respect to the Trust, or

(iii)    to review the performance by or acts of the Prior Trustee or to determine whether a breach of Trust exists with respect to the Trust or has been committed by the Prior Trustee, or

(iv)    to remedy any breach of Trust which exists with respect to the Trust as of the Effective Date, or

(v)    to compel the Prior Trustee to deliver the Trust corpus to it.

The Macerich Company -Deferred Compensation Plan - Amended And Restated Trust Agreement

(b) The Company further agrees to indemnify and hold harmless the successor Trustee from any claims, losses or damages (including, but not limited to, costs, expenses and legal fees):

(i)    which exists as of the Effective Date with respect to the Trust;

(ii)    which arise out of or in connection with:

(1)    acts or omissions of the Prior Trustee, or any actions taken prior to the Effective Date with respect to the Trust;

(2)    failure of successor Trustee to determine whether any claims, losses or damages exist with respect to the Trust or arise out of or in connection with any acts or omissions which occurred prior to the date hereof with respect to the Trust;

(3)    failure of successor Trustee to determine whether a breach of trust exists with respect to the Trust or has been committed by the Prior Trustee; and

(4)    failure of the successor Trustee to compel the Prior Trustee to deliver Trust property to it.

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IN WITNESS WHEREOF, Company and Trustee have caused this Trust Agreement to be executed by their respective duly authorized officers, as of the day and year first above written.

THE MACERICH COMPANY

By: /s/ Ann C. Menard
    Name: Ann C. Menard
Title: Executive Vice President, Chief Legal Officer

Address:     401 Wilshire Blvd., Suite 7000
    Santa Monica, CA 90401
Attn:        Chief Legal Officer

Telephone:    310-394-6000

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Andrew J. Franck
Name: Andrew J. Franck
        Vice President

Address:     401 S. Tryon Street
MAC D1050-140
Charlotte, NC 28202

Telephone:    704-715-4675

[Signature page to Amended and Restated Trust Agreement]

APPENDIX A
to AMENDED AND RESTATED TRUST AGREEMENT

Deferred Compensation Plans:

The Macerich Company 2013 Deferred Compensation Plan for Executives
The Macerich Company 2005 Deferred Compensation Plan for Executives, as amended
The Macerich Company 2005 Deferred Compensation Plan for Senior Executives, as amended
The Macerich Company Deferred Compensation Plan for Executives (As Amended and Restated Effective as of January 1, 2003), as amended
The Macerich Company Deferred Compensation Plan for Senior Executives (As Amended and Restated Effective as of January 1, 2003), as amended